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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2009
BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4900
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.
     The information contained in Item 3.03 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On September 21, 2009, BFC Financial Corporation (“BFC”) and Woodbridge Holdings Corporation (“Woodbridge”) consummated their previously announced merger (the “Merger”). As a result of the Merger, which was approved by the shareholders of BFC and Woodbridge at their respective meetings held on September 21, 2009, Woodbridge merged with and into a wholly-owned subsidiary of BFC, and each share of Woodbridge’s Class A Common Stock outstanding at the effective time of the Merger (other than shares held by shareholders of Woodbridge who duly exercised and perfected their appraisal rights under Florida law) automatically converted into the right to receive 3.47 shares of BFC’s Class A Common Stock. Prior to the consummation of the Merger, BFC owned approximately 22% of Woodbridge’s Class A Common Stock and all of Woodbridge’s Class B Common Stock, representing approximately 59% of the total voting power of Woodbridge. Shares otherwise issuable to BFC attributable to the shares of Woodbridge’s Class A Common Stock and Class B Common Stock owned by BFC were canceled in connection with the Merger, reflecting Florida law which provides that BFC cannot own shares of its own stock.

Item 3.03	Material Modification to Rights of Security Holders.
     Under the Internal Revenue Code (the “Code) and rules promulgated by the Internal Revenue Service, net operating losses (“NOLs”) can, subject to certain requirements and restrictions, be used to offset future taxable income and reduce federal income tax liability. However, if a company experiences an “ownership change,” as defined in Section 382 of the Code, then that company’s ability to use NOLs could be substantially limited. Generally, a company will experience an “ownership change” if, at any time, one or more shareholders owning 5% or more of the company’s common stock have aggregate increases in their ownership of such stock of more than 50 percentage points over the prior three-year period. BFC previously disclosed its intention to adopt a shareholder rights plan designed to preserve BFC’s ability to utilize available NOLs to offset future taxable income.
     On September 21, 2009, BFC entered into a Rights Agreement with American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The Rights Agreement, which is substantially similar to the rights agreement that Woodbridge had in place prior to the consummation of the Merger, attempts to protect BFC’s ability to use the NOLs to offset future taxable income by providing a deterrent to shareholders (subject to certain exceptions described below) from acquiring a 5% or greater ownership interest in BFC’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) after September 21, 2009 (the “Record Date”) without the prior approval of BFC’s Board of Directors. Existing shareholders of BFC will not be required to divest any shares of BFC’s Common Stock. In addition, by its terms, the Rights Agreement is inapplicable to, and will not have any impact on, the Merger and the related issuance of shares of BFC’s Class A Common Stock.
     The following summary of the terms of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
     The Rights. Under the terms and conditions of the Rights Agreement, a dividend of one preferred share purchase right (a “Right”) will be paid with respect to each share of BFC’s Common Stock outstanding as of the close of business on the Record Date. The Rights will initially be transferable only with, will be inseparable from, and will be evidenced only by the certificates that represent, the shares of BFC’s Common Stock with respect to which they were issued. New Rights will accompany any new shares of BFC’s Common Stock issued after the Record Date until the earlier of the Distribution Date described below or the redemption, exchange or expiration of the Rights. Prior to exercise, the Rights do not give their holders any dividend, voting or liquidation rights.
     Exercise Price. Once the Rights become exercisable, each Right will allow its holder to purchase from BFC one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $8.00.
     Exercisability. The Rights will not be exercisable until the earlier of:
•	10 business days after the public announcement that a person or group has become an Acquiring Person by obtaining Beneficial Ownership (as such terms are defined in the Rights Agreement) of 5% or more of the outstanding shares of BFC’s Common Stock; or
•	10 business days (or a later date determined by BFC’s Board of Directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.
     The date when the Rights become exercisable is referred to as the “Distribution Date.” As described above, until the Distribution Date, the certificates evidencing the shares of BFC’s Common Stock with respect to which the Rights were issued will also evidence the Rights, and any transfer of shares of BFC’s Common Stock will constitute a transfer of the accompanying Rights. After the Distribution Date, the Rights will separate from BFC’s Common Stock and be evidenced by book-entry credits or by Rights certificates that BFC will mail to all eligible holders of its Common Stock. Any Rights held by an Acquiring Person and any of the Acquiring Person’s Affiliates and Associates (as such terms are defined in the Rights Agreement) will become null and void and may not be exercised.
     A person or group that owned 5% or more of BFC’s Common Stock as of the close of business on the Record Date will not be deemed to be an Acquiring Person for purposes of the Rights Agreement so long as that person or group does not acquire any additional shares of BFC’s Common Stock or have their ownership of BFC’s Common Stock fall below the 5% threshold and then re-acquire shares of BFC’s Common Stock in an amount sufficient to cause the person or group’s ownership of BFC’s Common Stock to once again meet or exceed the 5% threshold. Additionally, if BFC’s Board of Directors determines that a person or group met or exceeded the 5% threshold inadvertently, that person or group will not be an Acquiring Person if, as promptly as practicable, that person or group sells enough shares of BFC’s Common Stock to reduce its holdings below the 5% threshold. Further, if BFC repurchases shares of its Common Stock and, as a result, a person or group’s holdings constitute 5% or more of the remaining outstanding shares of BFC’s Common Stock, that person or group will not be an Acquiring Person so long as it does not acquire any additional shares of BFC’s Common Stock. The Rights will also not become exercisable solely as a result of BFC’s grant of options, warrants, rights or similar interests (including restricted stock) to its (or any of its subsidiaries’) directors, officers or employees or as a result of the exercise of any such security. BFC, its subsidiaries, employee benefit plans of BFC or any of its subsidiaries, and any entity holding BFC’s Common Stock for or pursuant to the terms of any such employee benefit plan are excepted from the provisions of the Rights Agreement. In addition, the Rights Agreement provides that BFC’s Board of Directors may, in its sole discretion, exempt any person or group from the provisions of the Rights Agreement if the Board of Directors determines that such person or group’s ownership of BFC’s Common Stock would not limit BFC’s ability to use the NOLs or otherwise jeopardize or limit the availability to BFC of the Tax Benefits (as defined in the Rights Agreement) that the Rights Agreement is designed to protect. In any event, no person or group will be deemed to be an Acquiring Person solely as a result of its receipt of shares of BFC’s Class A Common Stock in connection with the Merger.

     Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person and the Acquiring Person’s Affiliates and Associates may, for $8.00 per Right, purchase shares of BFC’s Class A Common Stock with a market value of $16.00, based on the market price of the Class A Common Stock (determined pursuant to the terms of the Rights Agreement) prior to the time such person or group became an Acquiring Person.
     Preferred Share Provisions. The value of one one-hundredth of a Preferred Share is intended to approximate the value of one share of BFC’s Class A Common Stock. Each one one-hundredth of a Preferred Share, if issued:
•	will not be redeemable;
•	will entitle holders to, when, as and if declared by BFC’s Board of Directors, dividend payments of $0.01, or an amount equal to the dividend paid on one share of BFC’s Class A Common Stock, whichever is greater;
•	will entitle holders upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of BFC’s Class A Common Stock, whichever is greater;
•	will have the same voting power as one share of BFC’s Class A Common Stock (with all outstanding shares of BFC’s Class A Common Stock and Preferred Shares representing, in the aggregate, 22% of the general voting power of BFC, subject to adjustment in accordance with BFC’s Articles of Incorporation); and
•	will entitle holders to a payment equal to the payment made on one share of BFC’s Class A Common Stock if shares of Class A Common Stock are exchanged via merger, consolidation, or a similar transaction.
     Expiration. The Rights will expire at the close of business on September 21, 2019, unless the Rights are earlier redeemed or exchanged as discussed below or the Rights are earlier terminated by BFC’s Board of Directors. Subject to the terms and conditions of the Rights Agreement, BFC’s Board of Directors may terminate the Rights prior to their scheduled expiration (i) upon such time, if any, that Section 382 of the Code or any successor statute is repealed or any other event occurs and, as a result of such repeal or other event, the Board of Directors determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits or (ii) at the beginning of a taxable year of BFC to which the Board of Directors determines that no Tax Benefits may be carried forward.
     Redemption. BFC’s Board of Directors has the right to redeem all, but not less than all, of the Rights for $.0001 per Right at any time before the Distribution Date. Once the Rights are redeemed, the holders of Rights will only have the right to receive the redemption price of $.0001 per Right. The redemption price will be adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.
     Exchange. After a person or group becomes an Acquiring Person, BFC’s Board of Directors will have the right to extinguish the Rights by exchanging one share of BFC’s Class A Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person and the Acquiring Person’s Affiliates and Associates.
     Anti-Dilution Provisions. BFC’s Board of Directors has the right to adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or BFC’s Common Stock. No adjustments to the purchase price of less than 1% will be made.

     Amendments. Before the Distribution Date, BFC’s Board of Directors may amend or supplement the Rights Agreement without the consent of the Rights holders. After the Distribution Date, BFC’s Board of Directors may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder.
     Potential Anti-Takeover Effect. The Rights Agreement was not adopted in response to any effort to acquire control of BFC. However, the Rights Agreement may have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by BFC’s Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective upon consummation of the Merger, Seth M. Wise, who served as President of Woodbridge prior to the consummation of the Merger, was appointed Executive Vice President of BFC, and each of Mr. Wise, Jarett S. Levan, President of BankAtlantic Bancorp, Inc. and Chief Executive Officer and President of BankAtlantic, and the following six directors of Woodbridge who were not also directors of BFC — James Blosser, Darwin Dornbush, Alan J. Levy, Joel Levy, William Nicholson and William Scherer — were appointed to BFC’s Board of Directors to serve for a term expiring at BFC’s 2010 Annual Meeting of Shareholders. While it was anticipated that S. Lawrence Kahn, III, who also served as a director of Woodbridge prior to consummation of the Merger, would also be appointed to BFC’s Board of Directors, Mr. Kahn chose not to accept his appointment to BFC’s Board of Directors because, under applicable law, he was prohibited from serving on BFC’s Board of Directors while continuing to serve on the Board of Directors of an unaffiliated financial institution.
     In addition to the Board appointments described above, the composition of BFC’s Audit, Compensation and Nominating/Corporate Governance Committees were reconstituted as follows: (i) BFC’s Audit Committee, which previously consisted of Oscar Holzmann, Chairman, D. Keith Cobb and Neil Sterling, now consists of Joel Levy, Chairman, Oscar Holzmann and William Nicholson; (ii) BFC’s Compensation Committee, which previously consisted of Neil Sterling, Chairman, D. Keith Cobb and Oscar Holzmann, now consists of Neil Sterling, Chairman, D. Keith Cobb and William Nicholson; and (iii) BFC’s Nominating/Corporate Governance Committee, which previously consisted of Neil Sterling, Chairman, D. Keith Cobb and Oscar Holzmann, now consists of James Blosser, Chairman, Oscar Holzmann and Alan J. Levy.
     At a meeting of BFC’s Board of Directors which was held immediately following the consummation of the Merger, BFC’s Compensation Committee approved the re-pricing of outstanding stock options held by BFC’s directors and employees to a new exercise price of $0.41 per share (the closing price of the Company’s Class A Common Stock as quoted on the Pink Sheets Electronic Quotation Service on September 21, 2009). BFC’s Compensation Committee approved the re-pricing based on its review of BFC’s outstanding stock options and a presentation by a third party compensation consultant. BFC previously disclosed that its Compensation Committee intended to review the terms of outstanding options with a view to re-pricing the options because, given the current trading price of the Company’s common stock and in light of current economic conditions, the Compensation Committee believed that the previously granted awards no longer provided appropriate incentives to optionholders. Included in the re-priced stock options are the following stock options held by each of Alan B. Levan, BFC’s Chairman, Chief Executive Officer and President, and John E. Abdo, BFC’s Vice Chairman: (i) options to acquire 225,000 shares of BFC’s Class A Common Stock which previously had exercise prices ranging from $4.44 per share to $8.92 per share; and (ii) options to acquire 304,329 shares of BFC’s Class B Common Stock which previously had exercise prices ranging from $1.84 per share to $8.40 per share. The re-pricings did not impact any of the other terms, including the vesting schedules or expiration dates, of the previously granted stock options.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective upon consummation of the Merger, BFC’s Articles of Incorporation were amended to increase the number of authorized shares of BFC’s Class A Common Stock from 100,000,000 shares to 150,000,000 shares, and BFC’s By-laws were amended to (i) increase the maximum number of members of BFC’s Board of Directors from 12 to 15 and (ii) provide that each director hereafter elected or appointed to BFC’s Board of Directors will serve for a term expiring at BFC’s next annual meeting of shareholders. As a result of the amendment to BFC’s By-laws described in clause (ii) above, following BFC’s 2012 Annual Meeting of Shareholders, BFC’s Board of Directors will no longer be divided into multiple classes serving staggered terms.
     In connection with the adoption of the Rights Agreement, on September 21, 2009, BFC’s Articles of Incorporation were also amended to set forth the designation and number of Preferred Shares as well as the relative rights, preferences and limitations of the Preferred Shares (as described in Item 3.03 above).

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired. The financial statements of Woodbridge required by Item 9.01(a) of Form 8-K are incorporated by reference to the section entitled “Woodbridge’s Financial Statements and Supplementary Data” included on pages F-166 through F-253 of the joint proxy statement/prospectus that forms a part of Amendment No. 1 to BFC’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 14, 2009.
(b) Pro forma financial information. The pro forma financial information required by Item 9.01(b) of Form 8-K is incorporated by reference to the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” included on pages 100 through 102 of the joint proxy statement/prospectus that forms a part of Amendment No. 1 to BFC’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 14, 2009.
(d) Exhibits.
3.1	Amended and Restated Articles of Incorporation, effective October 8, 1997 (incorporated by reference to Exhibit 3.1 to BFC’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 16, 1997)
3.2	Amendment to the Amended and Restated Articles of Incorporation, effective June 18, 2002 (incorporated by reference to Exhibit 4 to BFC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 18, 2002)
3.3	Amendment to the Amended and Restated Articles of Incorporation, effective April 15, 2003 (incorporated by reference to Appendix B to BFC’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 18, 2003)
3.4	Amendment to the Amended and Restated Articles of Incorporation, effective February 7, 2005 (incorporated by reference to Appendix A to BFC’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on January 18, 2005)
3.5	Amendment to the Amended and Restated Articles of Incorporation, effective June 22, 2004, as amended on December 17, 2008 (incorporated by reference to Exhibit 3.1 to BFC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 18, 2008)

3.6	Amendment to the Amended and Restated Articles of Incorporation, effective May 19, 2009 (incorporated by reference to Appendix A to BFC’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2009)
3.7	Amendment to the Amended and Restated Articles of Incorporation, effective as of September 21, 2009 (included as Annex D to the joint proxy statement/prospectus that forms a part of Amendment No. 1 to BFC’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 14, 2009)
3.8	Amendment to the Amended and Restated Articles of Incorporation, effective as of September 21, 2009
3.9	By-laws, as amended, effective as September 21, 2009 (included as Annex E to the joint proxy statement/prospectus that forms a part of Amendment No. 1 to BFC’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 14, 2009)
4.1	Rights Agreement, dated as of September 21, 2009, by and between BFC and American Stock Transfer & Trust Company, LLC, as Rights Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2009	BFC FINANCIAL CORPORATION
	By:	/s/ Alan B. Levan
		Name:	Alan B. Levan
		Title:	Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description
3.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, effective as of September 21, 2009
4.1	Rights Agreement, dated as of September 21, 2009, by and between BFC and American Stock Transfer & Trust Company, LLC, as Rights Agent